Mid-Con Energy Partners, LP Completes Fall 2015 Borrowing Base Redetermination
DALLAS, November 30, 2015 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announces completion of its fall 2015 borrowing base redetermination. The new $190 million borrowing base became effective on November 30, 2015 and includes monthly commitment reductions of $2.5 million through the Partnership’s next regularly scheduled bi-annual redetermination, which is expected to occur on or about May 1, 2016. Wells Fargo Bank N.A. serves as Administrative Agent of Mid-Con Energy's $250 million senior secured revolving credit facility. Participant lenders include Frost Bank, Comerica Bank, Bank of Nova Scotia, BOKF NA, MUFG Union Bank, and the Royal Bank of Canada.
“We sincerely appreciate the support of our lenders during this challenged market environment,” commented Michael Peterson, Vice President and Chief Financial Officer. “The terms of our new borrowing base leave the Partnership well positioned to realize our objectives of securing the future, living within cash flow and maximizing long-term unitholder value.”

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast, the Hugoton, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
Krista McKinney
Manager of Investor Relations
(972) 479-5980
kmckinney@midcon-energy.com

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